UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  December 9, 2004

EQUITY RESIDENTIAL
(Exact Name of Registrant as Specified in its Charter)

Maryland	1-12252	13-3675988
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Two North Riverside Plaza, Suite 400
Chicago, Illinois  60606
(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code:  (312) 474-1300

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a)           On and effective December 9, 2004, the Board of Trustees of Equity Residential amended and restated the Company’s Fourth Amended and Restated Bylaws.  The following is a summary of changes effected by adoption of the Fifth Amended and Restated Bylaws, which is qualified in its entirety by reference to the Fifth Amended and Restated Bylaws filed as an Exhibit hereto.

GENERAL

                In addition to the amendments described below, the Bylaws include certain changes to (1) clarify language, (2) comply or be consistent with Maryland law, (3) conform to various provisions of the Declaration of Trust of the Company and (4) make various technical corrections.

ARTICLE II — MEETINGS OF SHAREHOLDERS

                Place of Meetings.  The Bylaws were amended to repeal a requirement (as obsolete) that meetings of shareholders be held “within the United States” and provide that shareholder meetings shall be held in a convenient location as set by the Board of Trustees.

                Special Meetings of Shareholders.  The amended Bylaws add the Chief Executive Officer to the list of officers who have the authority to call special meetings of the shareholders and develop and clarify the procedures of the former Bylaws relating to shareholder-requested special meetings by (i) clarifying that all notices with respect to the request for a special meeting shall be sent to the Secretary of the Company, (ii) requiring that agents of shareholders be duly authorized in writing and removing the inaccurate characterization of such agents as proxies, (iii) eliminating the requirement that the Board make a public announcement of the record date for the request for the meeting, (iv) providing that the matters to be included in special meeting requests are limited to “lawful” matters, (v) expanding the information that a requesting shareholder is required to give to the Company, (vi) repealing a provision that had the effect of requiring any requesting shareholder who wishes to revoke a request for a special meeting to submit such a revocation to the Company at least ten days before the commencement of the meeting and (vii) clarifying that the Board may revoke notice of a shareholder-requested meeting if the requesting shareholders do not comply with procedural requirements of the Bylaws.

                Notice of Meetings of Shareholders.  The amended Bylaws provide that meeting notices to shareholders may be delivered by any means permitted by Maryland law.  The former Bylaws already specified various possible means of delivery, including email.  This amendment will automatically update the Bylaws to allow the Company to avail itself and its shareholders of any other means of notice that may become authorized under Maryland law in the future.

                Organization and Conduct of Meetings of Shareholders; Quorum.  The former Bylaws provided that the Chairman of the Board shall preside at shareholder meetings.  The Bylaws were amended to vest in the Board the power to appoint the chairman of a shareholders meeting and establish the powers of the chairman of the meeting, such as the power to limit attendance at shareholders meetings to shareholders of record and their duly authorized proxies, to limit the time allotted to questions or comments by attendees, to determine when polls should be opened and closed and to recess or adjourn a shareholders meeting.  The Bylaws were amended to provide that, in the absence of an officer to act as a chairman of a shareholders meeting, the shareholder vote required to appoint a chairman of the meeting is a majority of the votes cast.  Under the former Bylaws, the vote was the vote of shareholders entitled to cast a majority of the votes which all shareholders present in person or proxy are entitled to cast.

                The amended Bylaws also give the shareholders present at a meeting of shareholders that has been duly called and convened the power to continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.  The former Bylaws did not include comparable provisions.

                Inspectors.  The amended Bylaws allow the Board, in advance of a meeting of shareholders, to appoint inspectors and allow the chairman of the meeting of shareholders to appoint inspectors if the Board does not do so.  The former Bylaws granted the chairman of the meeting such power.  The amended Bylaws also set forth, in greater detail, the procedures for inspecting shareholder votes, such as determining the number of shares outstanding and the voting power of each, the shares represented at the meeting and the existence of a quorum.

                Advance Notice of Shareholder Nominees for Trustee and Other Shareholder Proposals.  The former Bylaws required the advance notice of shareholder nominations and business proposals to be submitted to the Company 90 to 120 days before the first anniversary of the mailing of the notice of the prior year’s meeting.  The amended Bylaws increase that notice period to 120 to 150 days before the first anniversary of the mailing of the notice of the prior year’s meeting for conformity with Rule 14a-8(e) of the Securities and Exchange Commission Proxy Rules, which requires a proponent shareholder to submit proposals for inclusion in the proxy statement not less than 120 days before the date a company released its proxy statement for the prior year’s meeting (which is the same date of the meeting notice).  The amended Bylaws also clarify and enhance the procedures for advance notice such as expanding the information the shareholder proponent is required to give to the Company.  The amended Bylaws require that certain information be included in any shareholder nominations, including disclosure with respect to “shareholder associated persons,” defined to include persons under direct or indirect common control, or acting in concert with, a shareholder for such purposes.

                The amended Bylaws also require a shareholder proposing a nominee for election as a Trustee or any other proposal for business to provide written verification, upon written request of the Secretary, the Board, or any committee of the Board, of the accuracy of any information submitted by the shareholder.  The former Bylaws did not contain comparable provisions.

                Shareholder Meetings By Teleconference.  The former Bylaws did not contain provisions governing meetings by conference telephone or other equipment.  The amended Bylaws include a new section providing for shareholder meetings by teleconference and vesting in the Board or the chairman of the meeting the decision to authorize a meeting by teleconference.

ARTICLE III — TRUSTEES

                Number of Trustees.  The amended Bylaws mirror the language in the Declaration regarding the range of the number of Trustees the Company may have.  The former Bylaws did not specify the range.

                Notice of Board Meetings.  The amended Bylaws provide that the Board may provide by resolution for the date, time and place for holding meetings of the Board without any other notice other than such resolution.  The former Bylaws did not contain such a provision.  The amended Bylaws update the means by which notice of Board meetings may be delivered to Trustees by eliminating obsolete references to notice by “telegraph” and adding references to notice by “electronic mail” and “courier” (in addition to notice by personal delivery, mail and facsimile). The amended Bylaws also clarify and generally shorten the time frames in the former Bylaws for determining when notice by each delivery method will be deemed given to Trustees.

                Special Board Meetings.  The amended Bylaws add the Chief Executive Officer to the list of individuals who may call a special meeting of the Board.

                Voting.  The amended Bylaws provide that if enough Trustees have withdrawn from a meeting so as to leave less than a quorum but the meeting has not been adjourned, then the action of the majority of that number of Trustees necessary to constitute a quorum at such meeting will constitute the action of the Trustees.  The former Bylaws did not contain such a provision.

                Organization of Board Meetings.  The amended Bylaws include a new section providing that the Chairman of the Board shall act as chairman of a Board meeting and the Secretary of the Company meeting shall act as the secretary of the meeting.  The amended Bylaws include succession provisions in the event that either the Chairman of the Board or Secretary of the Company are absent from the meeting.

                Consent by Trustees Without a Meeting.  The amended Bylaws provide that written consent by Trustees may be given via electronic transmission in addition to a signed writing as was provided in the former Bylaws.

                Vacancies.  The amended Bylaws repeal a provision that required a majority vote of the entire Board to fill a vacancy resulting from an increase in the number of Trustees.  The repealed provision was inconsistent with another provision of Bylaws that allowed a majority of the remaining Trustees to fill a vacancy resulting from an increase in the number of Trustees.

                Compensation.  The amended Bylaws clarify that Trustees may be compensated for visiting properties leased as well as owned by the Company.

                Removal of Trustees.  The amended Bylaws repeal, as unnecessary and potentially confusing, a section providing that Trustees may be removed by shareholders in the manner provided in the Declaration.

ARTICLE IV — COMMITTEES

                Number.  The amended Bylaws add a reference to the Nominating and Corporate Governance Committee of the Board to accurately reflect the Company’s standing committees.

                Committee Meetings.  The amended Bylaws provide that a majority of the members of a committee, rather than one-third of the members of a committee, as provided in the former Bylaws, constitutes a quorum.  The amended Bylaws also allow a majority of committee members to appoint a substitute committee member to act in place of an absent member rather than requiring unanimity as was provided in the former Bylaws.

                Committee Powers and Reports.  The former Bylaws provide that the Board may delegate to Board-appointed committees any of the powers of the Board, “except as prohibited by law.”  The Maryland REIT Law allows the board of trustees of a Maryland real estate investment trust to delegate any of its powers to a board-appointed committee.  The amended Bylaws eliminate the obsolete limitation on committee powers.  The amended Bylaws repeal the specific reporting requirements for committees of the Board and now vest in the Board the power to establish reporting practices for each individual committee.

                Consent By Committees Without a Meeting.  The amended Bylaws now provide that written consents by committee members may be given via electronic transmission in addition to a signed writing.

ARTICLE V — OFFICERS

                General Provisions. The amended Bylaws provide that the Chief Executive Officer may appoint one or more Senior Vice Presidents or other officers below the level of Executive Vice President.  The former Bylaws did not include such a provision.

                Removal and Resignation.  The amended Bylaws clarify that the Board may remove an officer with or without cause if the Board deems it in the best interests of the Company.  The former Bylaws did not provide such clarification.

                Chief Executive Officer.  The amended Bylaws transfer from the Chairman of the Board to the Chief Executive Officer the power to execute certain documents and provide that in the absence of a Chief Executive Officer, the Chairman of the Board shall be the Chief Executive Officer.

                Chief Financial Officer.  The amended Bylaws provide that, in the absence of a designation of a Chief Financial Officer by the Board, the Treasurer shall be the Chief Financial Officer.

                General Counsel.  The amended Bylaws establish the General Counsel of the Company as an officer.

ARTICLE VI — CONTRACTS, LOANS, CHECKS AND DEPOSITS

                The Bylaws provide that various documents executed by the Trustees or authorized persons shall be valid and binding upon the Trustees and the Company when authorized or ratified by action of the Trustees.  The amended Bylaws remove references to such documents being valid and binding as against the Trustees.  The amended Bylaws also allow a duly established committee to direct and authorize an officer to sign various documents.

ARTICLE VII — SHARES

                Certificates and Replacement Certificates.  The amended Bylaws clarify that the Company is permitted to issue uncertificated shares of beneficial interest.  However, the Company is required to provide a share certificate to a record shareholder upon the written request of such shareholder.  The amended Bylaws authorize the President, Secretary or Treasurer to issue a replacement certificate upon the making of an affidavit by the person claiming the certificate to be lost, stolen or destroyed.

Item 9.01 Financial Statements and Exhibits.

(c)           Exhibits.

                The following exhibit is filed herewith:

EXHIBIT NO.	DESCRIPTION OF EXHIBITS
3.1	Fifth Amended and Restated Bylaws of Equity Residential, as adopted on December 9, 2004.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 10, 2004	EQUITY RESIDENTIAL

	By:	/s/ Bruce W. Duncan
Bruce W. Duncan
Chief Executive Officer and President